SHARE PURCHASE AGREEMENT
                            ------------------------

                Made and entered into this 29th day of June, 2000

BETWEEN
TECHNION ENTREPRENEURIAL INCUBATOR CO. LTD.
Address: Science Park Technion-Nesher, P.O. Box 212, Nesher 36601, Israel
                                                                  (The "SELLER")
AND
EUROTECH LTD.
Address: 1216 16th St., N.W., Washington D.C. 20036, USA
                                                                   (The "BUYER")

WHEREAS the Seller is a shareholder and owner of 55 ordinary shares in Rademate Ltd., a company which was duly registered under the laws of the State of Israel (the "COMPANY") and 25 ordinary B shares in the Company; and
WHEREAS the Buyer is a shareholder and owner of ordinary shares in the Company; and
WHEREAS the Buyer wishes to purchase the 55 ordinary shares and the 25 ordinary B shares (hereinafter the "80 SHARES") of the Company from Seller for the sum of US$120,000; and
WHEREAS the Seller wishes to sell the 80 Shares of the Company to Buyer for the sum of US$120,000; and
WHEREAS the Buyer wishes to give the Seller the benefit of the appreciation of the 25 ordinary B shares of the Company (hereinafter the "APPRECIATION SHARES") defined as being the amount above the selling price of US$6,000 per share or above the aggregate of US$150,000 for all Appreciation Shares as described in Section 3 (hereinafter the "APPRECIATION"); and
WHEREAS the Buyer is a major shareholder of the Company and therefore does not need or require any representations, warranties or additional information from the Seller regarding the Company; and

NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

1. The preamble and exhibits to this Agreement form an integral part hereof.

2.       TRANSFER AND PAYMENT
         --------------------
2.1 TRANSFER OF SHARES. Subject to and upon the terms and conditions of this Agreement, Seller shall sell, transfer and assign to Buyer the 80 Shares of the Company and Buyer shall acquire all rights, title and interest of the Sellers in said 80 Shares. Both parties will sign a Deed of Transfer in a form identical to EXHIBIT A attached hereto and Seller will cause the registration of the transfer of the shares with the Registrar of Companies and the issuance of the share certificates to Buyer.

2.2 In exchange for the sale to Buyer of the 80 Shares of the Company, the Buyer shall pay to Seller a total amount of US$120,000 (one hundred twenty thousand US dollars), in accordance with the following schedule:
                  a) US$ 60,000 shall be paid by the Buyer no later than July 14, 2000.
                  b) US$ 60,000 shall be paid by the Buyer no later than August 14, 2000.
         The said amounts will be transferred by the Buyer to the Israeli bank account of the Seller in United States Dollars.

3.       THE APPRECIATION
         ----------------

3.1 If, at any time within five years from the date of this transaction, the Company, with the consent of the holders (each a "B Holder") of a majority of Ordinary B Shares, engages in, and receives the proceeds of, an Exit Transaction, then each B Holder shall be obligated to pay to TEIC an amount equal to the value of the Ordinary B Shares held by such B Holder as of the date of closing of the Exit Transaction, minus US$6,000 divided by the number of Ordinary B Shares then outstanding times the number of Ordinary B Shares held by such B Holder. For the purpose of Ordinary B Shares:

         (a) an Exit Transaction shall mean an initial public offering (IPO) by the Company of its Ordinary Shares, or a merger or consolidation of the Company with or into another entity, or a sale by the Company of all or substantially all of its assets, or the Company's liquidation; and

         (b) the value of each Ordinary B Share shall mean (i) in the case of such IPO, the net proceeds per Ordinary Share received by the Company; (ii) in the case of a merger or consolidation, the value attributed to the Ordinary Shares in such transaction, divided by the number of Ordinary Shares then outstanding; (iii) in the case of a sale of assets, the net equity per share of the Ordinary Shares after giving effect to such transaction; and (iv), in the case of a liquidation, the total per Ordinary Share of all liquidating distributions.

3.2 Buyer shall notify Seller of any Exit event no later than thirty (30) days prior to said Exit event.

3.3 Buyer irrevocably agrees to instruct its CPA to inform Seller of any sale of the Appreciation Shares thirty (30) days prior to said sale.

4.       ANNUAL REPORT OF COMPANY.
         -------------------------
         Buyer undertakes to submit to Seller a copy of the annual report of the Company (hereinafter the "ANNUAL REPORT") so long as the Company is obligated to pay royalties to the Office of the Chief Scientist, Ministry of Industry & Trade.

5.       GOVERNING LAW & JURISDICTION
         ----------------------------
         This agreement shall be interpreted in accordance with, and governed in all aspects by the laws of the state of Israel and the competent courts in Haifa shall have the exclusive jurisdiction over all disputes arising between the parties with respect to this Agreement, its implementation or interpretation.

6.       GENERAL
         -------

6.1 Both parties agree that this Agreement may be executed in several counterparts and all such counterparts together shall be deemed to be the original and will constitute but one and the same instrument. To remove any doubt, facsimile signature shall be deemed as an original for all purposes.

6.2 The failure or delay of either party to require the performance of any term under this Agreement, or the waiver by either party of any breach under this Agreement, shall not prevent subsequent enforcement of such terms, nor be deemed a waiver of any subsequent or prolonged breach

6.3 Any notice sent by one party to the other by registered mail to the addresses heading the Agreement, or to addresses provided by one party to the other from time to time - will be deemed to have been delivered on the 7th business day after the day of mailing. Fax messages will be deemed to have been delivered one business day after transmission.


IN WITNESS WHEREOF THE PARTIES HAVE SIGNED



/s/ Don V. Hahnfeldt
-------------------------                  -------------------------
SELLER                                     BUYER

                                    EXHIBIT A
                                    ---------

                               SHARE TRANSFER DEED
                               -------------------

We, Technion Entrepreneurial Incubator Co., Company Registration Number 51-156992-3, of Science Park Technion-Nesher, P.O. Box 212, Nesher 36601, Israel in consideration of the sum of US$120,000 (One hundred twenty thousand United States Dollars) paid to us by EUROTECH LTD (hereinafter the "BUYER"), hereby transfer, assign and sell to the Buyer, 55 ordinary shares and 25 ordinary B shares of par value 1.00 NIS each, of the company RADEMATE LTD., company registration number 51-260511-4, a company which was duly registered under the laws of the State of Israel, to be held by the Buyer, the Executors of his will, his estate managers, his representatives and assigns, in accordance with all the terms and conditions under which we held the shares at the time we signed this document.

And I, the Buyer, hereby agree to receive the aforementioned shares in accordance with the above mentioned terms and conditions.


IN WITNESS WHEREOF, WE HAVE SET OUR HANDS THIS June 29th, 2000 IN _____________,


/s/ Don V. Hahnfeldt
-------------------------                       -------------------------
Seller's signature                              Buyer's signature


-------------------------                       -------------------------
Witnessed by                                    Witnessed by